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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF O'MELVENY & MYERS LLP]


December 11, 2000

Resources Connection, Inc.
695 Town Center Drive, Suite 600
Costa Mesa, California 92626

      RE:  Registration Statement on Form S-1
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Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission ("SEC") on September 1, 2000 (Registration No. 333-45000, as amended) (the "Registration Statement"), in connection with the Securities Act of 1933, as amended, of up to 6,500,000 shares of your Common Stock, par value $0.01 and an over-allotment option granted to the underwriters of the offering to purchase up to 975,000 shares from you (collectively, the "Shares"). We understand that the Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement.

      We have examined all instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

      Based on such examination, we are of the opinion that the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof and any amendments thereto.

                                    Very truly yours,

                                    /s/ O'MELVENY & MYERS LLP

                                    O'MELVENY & MYERS LLP